Exhibit 10.1

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 1, 2010, is made by and among NCI, INC., a Delaware corporation (the “Company”), NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation (“NCI Virginia”), OPERATIONAL TECHNOLOGIES SERVICES, INC., a Delaware corporation (“OTS”), and KARTA TECHNOLOGIES, INC., a Texas corporation (“Karta,” and together with the Company, NCI Virginia and OTS, collectively, the “Borrowers,” and individually, a “Borrower”), SUNTRUST BANK, CITIZENS BANK OF PENNSYLVANIA and BRANCH BANKING AND TRUST COMPANY, successor in interest by merger to Branch Banking and Trust Company of Virginia (the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Company, NCI Virginia, Scientific and Engineering Solutions, Inc., a Maryland corporation (“SES”), the Lenders and the Administrative Agent are parties to the Loan and Security Agreement, dated as of March 14, 2006, as amended by that certain First Amendment to Loan and Security Agreement, dated August 1, 2006, as amended by the Consent and Waiver, dated as of January 31, 2007, as amended by that certain Second Amendment to Loan and Security Agreement, dated June 27, 2007, and as amended by that certain Third Amendment to Loan and Security Agreement, dated as of March 20, 2008 (as amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Loan Agreement”). Capitalized terms defined in the Loan Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment;

WHEREAS, OTS became a party to the Loan Agreement, and agreed to assume the Obligations of a Borrower thereunder and under the other Loan Documents, by its execution and delivery to the Administrative Agent of an Assumption Agreement, dated as of January 31, 2007;

WHEREAS, Karta became a party to the Loan Agreement, and agreed to assume the Obligations of a Borrower thereunder and under the other Loan Documents, by its execution and delivery to the Administrative Agent of an Assumption Agreement, dated as of June 27, 2007;

WHEREAS, TRS Consulting Inc., a Virginia corporation (“TRS”), became a party to the Loan Agreement, and agreed to assume the Obligations of a Borrower thereunder and under the other Loan Documents, by its execution and delivery to the Administrative Agent of an Assumption Agreement, dated as of July 31, 2009;

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to amend certain provisions of the Loan Agreement; and

WHEREAS, the Lenders have agreed to do so, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

AGREEMENT

1. Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2. Dissolution of Certain Borrowers. The parties hereto acknowledge that the corporate existence of (a) SES was discontinued, and such corporation was dissolved, pursuant to the Articles of Dissolution of Scientific and Engineering Solutions, Inc., filed with the State of Maryland Department of Assessments and Taxation on February 12, 2010, with a Filing Number 1000361999355195. and (b) TRS was discontinued, and such corporation was dissolved, pursuant to the Certificate of Dissolution of TRS Consulting Inc. and the Certificate of Termination, each issued by the Commonwealth of Virginia State Corporation Commission on June 24, 2010. Neither of SES or TRS shall any longer be a Borrower under the Loan Agreement, and any reference herein or in the Loan Documents to the “Borrowers” or “any Borrower” shall not be deemed to include a reference to either of SES or TRS.

3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Clause (c) of the definition of “Fixed Charges” contained in Section 1 of the Loan Agreement shall be amended by adding the following, to immediately precede the period:

“and any redemptions or repurchases made pursuant to clause (e) of Section 6.6 during such period”

(b) Section 6.6 of the Loan Agreement shall be amended by deleting the “and” immediately preceding clause (d) thereof, and by adding the following thereto as clause (e):

“and (e) if no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, other redemptions or repurchases of  shares of the Capital Stock of the Company listed on NASDAQ, in an aggregate amount not to exceed $25,000,000.”

(c) Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(d) Each of the Borrowers, the Administrative Agent and each Lender agrees that, after the Fourth Amendment Effective Date (as hereinafter defined), each reference in the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby.

4. No Implied Waivers. The Borrowers acknowledge and agree that this Amendment shall not constitute a waiver, express or implied, of any other Default, Event of Default, covenant, term or provision of the Loan Agreement or any other Loan Document, nor shall it create any obligation, express or implied, on the part of the Administrative Agent or any Lender to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant, term or provision of any Loan Document. The Administrative Agent and the Lenders shall be entitled to require strict compliance by the Borrowers with the Loan Documents, notwithstanding the limited, express consent and waiver contained herein, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Borrowers for waivers or amendments of any Default, Event of Default, covenant, term or provision of any Loan Document.

5. Effectiveness of Amendment. This Amendment and the amendments contained herein shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:

(a) The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each Borrower, the Administrative Agent and the Lenders.

(b) No event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both.

(c) All representations and warranties of the Borrowers contained in the Loan Agreement shall be true and correct in all material respects at the Fourth Amendment Effective Date as if made on and as of such Fourth Amendment Effective Date (except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents).

(d) The Borrowers shall have delivered to the Administrative Agent (1) certified copies of evidence of all corporate and company actions taken by the Borrowers to authorize the execution and delivery of this Amendment, (2) certified copies of any amendments to the articles or certificate of incorporation, bylaws, partnership certificate and operating agreement of the Borrowers since the date of the Loan Agreement, (3) a certificate of incumbency for the officers or other authorized agents or partners of the Borrowers executing this Amendment and (4) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.

(e) All documents delivered pursuant to this Amendment must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Amendment must be satisfactory to the Administrative Agent’s counsel.

6. Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrowers acknowledges and agrees that this Amendment only amends the terms of the Loan Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrowers ratifies and confirms the terms and provisions of, and its obligations under, the Loan Agreement and the other Loan Documents in all respects. Each of the Borrowers acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

7. Successors and Assigns. This Amendment shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to their successors and assigns.

8. No Further Amendments. Nothing in this Amendment or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrowers acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

9. Representations and Warranties. Each Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents. The Borrowers represent and warrant to the Administrative Agent, the Lenders and the Issuing Banks that, after giving effect to the terms of this Amendment, no Default has occurred and been continuing.

10. Fees and Expenses. The Borrowers jointly and severally agree to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent and SunTrust Robinson Humphrey, Inc., including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and SunTrust Robinson Humphrey, Inc. in connection with the preparation and administration of this Amendment.

11. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia.

13. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

BORROWERS:

NCI, INC., a Delaware corporation

By:	/s/ Charles K. Narang

Charles K. Narang Chief Executive Officer

NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation

By:	/s/ Charles K. Narang

Charles K. Narang Chief Executive Officer

OPERATIONAL TECHNOLOGIES SERVICES, INC., a Delaware corporation

By:	/s/ Charles K. Narang

Charles K. Narang Chief Executive Officer

KARTA TECHNOLOGIES, INC., a Texas corporation

By:	/s/ Charles K. Narang

Charles K. Narang Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent

By:	/s/ Linda Bergmann

Linda Bergmann Senior Vice President

LENDERS:

SUNTRUST BANK, a Georgia banking corporation

By:	/s/ Linda Bergmann

Linda Bergmann Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

By:	/s/ Tracy Van Riper

Tracy Van Riper Senior Vice President

BRANCH BANKING AND TRUST COMPANY, successor in interest by merger to Branch Banking and Trust Company of Virginia

By:	/s/ James E. Davis

James E. Davis Senior Vice President